Exhibit 3.1

AMENDED AND RESTATED
BY-LAWS
OF
OCCIDENTAL PETROLEUM CORPORATION
(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

SECTION 1.     Registered Office.  The registered office of the Corporation shall be in the State of Delaware.

SECTION 2.     Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1.     Place and Conduct of Meetings.  Meetings of the stockholders for the election of directors or for the transaction of only such other business as may properly be brought before the meeting in accordance with these By-laws shall be held at such time and place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.

SECTION 2.     Annual Meetings.

(a)          The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as may properly be brought before the meeting in accordance with these By-laws.

(b)          To be properly brought before the Annual Meeting, business (other than the election of directors (which is addressed in Article III)) must be either (i) specified in the notice of Annual Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the Annual Meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the Annual Meeting by a stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2, (B) who, as of the record date for the Annual Meeting, is entitled to vote at the Annual Meeting, and (C) who complies with the notice procedures set forth in this Section 2.  For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business other than nominations at an Annual Meeting (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(c)          In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (iii) of the foregoing paragraph, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must be a proper subject for stockholder action.

(d)          To be timely, a stockholder’s notice related to business other than the election of directors (which is addressed in Article III) must be delivered to or mailed to and received at the principal executive offices of the Corporation, not later than the close of business (as defined below) on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or public disclosure of the date of the meeting was first made, whichever first occurs.  In no event shall the public announcement of an adjournment or postponement of an Annual Meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e)          To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the Annual Meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of the stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made, and if such stockholder or beneficial owner is an entity, any related person (as defined below), (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the other business is proposed (A) the name and record address of the stockholder proposing such business and the name and address of such beneficial owner, (B) the class and series, if applicable, and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and (C) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the Annual Meeting to present such business, (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”) (A) the class and series, if applicable, and number of shares of stock of the Corporation which are beneficially owned by such stockholder, beneficial owner, if any, and any related person as of the date of the notice; (B) a description of (1) any plans or proposals which such stockholder, beneficial owner, if any, or related person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (2) any agreement, arrangement or understanding with respect to the proposed business between or among such stockholder, beneficial owner, if any, or related person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (1) or (2), regardless of whether the requirement to file a Schedule 13D is applicable), (C) the information that would be required to be set forth in a stockholder’s Nomination Notice (as defined in Article III, Section 15) pursuant to subsection (d)(v)(2) of Article III, Section 15, (D) a representation as to whether the stockholder, beneficial owner, if any, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and whether such person or group intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal, (E) a representation that promptly after soliciting the holders of the Corporation’s stock referred to in the representation required under the immediately preceding clause (D), and in any event no later than the tenth (10th) day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock, and (F) a representation that the stockholder will provide the Corporation a written update within five (5) business days after the record date for such meeting that sets forth all of the information required by this Section 2 as of the record date for the Annual Meeting.

(f)          Notwithstanding anything in this Section 2 to the contrary, if any information or communication submitted pursuant to this Section 2 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)), such information shall be deemed not to have been provided in accordance with this Section 2.  The obligation to update and supplement as set forth in this Section 2 and Article III, Section 2 and Section 15 shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these By-laws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these By-laws to amend or update any proposal or nomination or to submit any new proposal or nomination, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before the Annual Meeting.  For purposes of this Section 2 and Article III, Section 2 and Section 15: (i) to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such Annual Meeting (and in any event not fewer than five (5) business days before the Annual Meeting) stating that such person is authorized to act for such stockholder as proxy at the Annual Meeting, (ii) the “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and (iii) a “public disclosure” shall mean disclosure in a press release reported by GlobeNewswire, the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)          Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this Section 2 and a stockholder (and any beneficial owner on whose behalf business is proposed and, if such stockholder or beneficial owner is an entity, any related person) shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these By-laws; provided, however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to business to be considered pursuant to this Section 2 and nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting.  The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted, notwithstanding that proxies and votes in respect of any such business may have been received by the Corporation.  In furtherance and not by way of limitation of the foregoing provisions of this Section 2, (i) if the stockholder does not provide the information required under this Section 2 to the Corporation within the time frames specified herein or (ii) if the stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present such business, such business shall not be transacted, notwithstanding that proxies and votes in respect of any such business may have been received by the Corporation.

(h)          Unless otherwise required by applicable law, the Certificate of Incorporation of the Corporation (as amended and/or restated from time to time, the “Certificate of Incorporation”) or these By-laws, notice of the Annual Meeting stating the place, if any, date and hour of the Annual Meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

SECTION 3.     Special Meetings.  Unless otherwise prescribed by applicable law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by the Board of Directors or the Chairman of the Board.  Subject to subsections (a) - (h) of this Section 3, a Special Meeting of Stockholders shall be called by the Secretary upon the written request of the record holders of at least 15% (or such other percentage as may be prescribed by the Certificate of Incorporation from time to time) of the outstanding common stock of the Corporation (the “Requisite Percent”). Unless otherwise required by applicable law, the Certificate of Incorporation or these By-laws, notice of a Special Meeting stating the place, if any, date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

(a)          In order for a Stockholder Requested Special Meeting (as defined in this By-law) to be called, one or more requests for a Special Meeting must be signed by the Requisite Percent of record holders (or their duly authorized agents) and delivered to the Secretary (each, a “Special Meeting Request,” collectively, the “Special Meeting Requests”).  The Special Meeting Request(s) shall be sent to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested.  If a record holder is the nominee for more than one beneficial owner of shares of common stock of the Corporation, the record holder may deliver a Special Meeting Request pursuant to this Section 3 solely with respect to the shares owned by the beneficial owner who is directing the record holder to sign such Special Meeting Request.

(b)          Any stockholder (an “Initiating Stockholder”) seeking to engage in a solicitation of ten (10) or more persons (as the term “solicitation” is defined under Regulation 14A of the Exchange Act or any successor regulation) to attain the Requisite Percent (a “Public Solicitation”) may engage in such a solicitation only if the Initiating Stockholder shall first deliver to the Secretary a request that the Board of Directors fix a record date to determine the stockholders entitled to deliver Special Meeting Requests in connection with such Public Solicitation (the “Requisite Percent Solicitation Record Date”).  The request shall be sent to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested.  The request for a Requisite Percent Solicitation Record Date shall contain the information set forth or identified in subsection (c) of this Section 3.  Following delivery of a request for a Requisite Percent Solicitation Record Date, the Board of Directors shall, by the later of (x) ten (10) days after delivery of such request and (y) five (5) days after delivery of all information required by the Corporation to determine the validity of such request or to determine whether the request relates to a matter that may be acted on at a Stockholder Requested Special Meeting, determine the validity of such request and, if appropriate, adopt a resolution fixing the Requisite Percent Solicitation Record Date.  The Requisite Percent Solicitation Record Date shall be no more than ten (10) days after the date upon which the resolution fixing the Requisite Percent Solicitation Record Date is adopted by the Board of Directors and shall not precede the date such resolution is adopted.  If a valid request for a Requisite Percent Solicitation Record Date has been duly delivered to the Secretary but no Requisite Percent Solicitation Record Date has been fixed by the Board of Directors by the date required by the fourth sentence of this subsection (b), the Requisite Percent Solicitation Record Date shall be the close of business on the tenth (10th) day after delivery of the valid request for the Requisite Percent Solicitation Record Date to the Secretary.  To be valid, any Special Meeting Request that has been the subject of a Public Solicitation must be delivered to the Secretary no earlier than the applicable Requisite Percent Solicitation Record Date and no later than the sixtieth (60th) day after the applicable Requisite Percent Solicitation Record Date.

(c)          The request for a Requisite Percent Solicitation Record Date required by subsection (b) of this Section 3 in connection with a Public Solicitation shall (i) be delivered to the Secretary of the Corporation by the Initiating Stockholder, who must be a record holder of the Corporation’s common stock at the time the request is delivered, (ii) contain a representation that such Initiating Stockholder plans to engage in a Public Solicitation to attain the Requisite Percent, (iii) set forth a statement of the specific purpose(s) of the Special Meeting, the matters proposed to be acted on at the Special Meeting and the reasons for conducting such business at the Special Meeting, (iv) bear the date of signature of such Initiating Stockholder, (v) set forth (A) the name and address, as they appear in the Corporation’s stock ledger, of such Initiating Stockholder, and (B) the class and series, if applicable, and number of shares of stock of the Corporation that are owned of record and beneficially by such Initiating Stockholder, (vi) set forth any material interest of such Initiating Stockholder in the business desired to be brought before the Special Meeting, (vii) set forth all information relating to such Initiating Stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor regulation and (viii) contain (A) the information, if applicable, which must be set forth in a stockholder’s notice as required by Article III, Section 2 of these By-laws, and the agreements described in subsection (d)(vii) of Article III, Section 15, in the case of business involving the election of directors, and (B) the information, if applicable, which must be set forth in a stockholder’s notice as required by Article II, Section 2 of these By-laws, in the case of business other than the election of directors, and in the case of clauses (A) and (B), such information shall be provided with respect to the Initiating Stockholder and each person that is part of a “group” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder) with the Initiating Stockholder.  The Corporation may require any Initiating Stockholder (and any other person that is part of a group with the Initiating Stockholder) to furnish such other information as may be requested by the Corporation to determine the validity of any request for a Requisite Percent Solicitation Record Date, the validity of any subsequently delivered Special Meeting Request, or whether any such request relates to a matter that may be acted on at a Stockholder Requested Special Meeting.

(d)          Notwithstanding anything to the contrary set forth above, if one or more persons attain the Requisite Percent without engaging in a Public Solicitation, (x) the related Special Meeting Request must be signed by record holders (or their duly authorized agents) that hold shares representing the Requisite Percent as of the date the last Special Meeting Request is delivered to the Secretary of the Corporation, (y) the information required under clauses (iii) through (viii) of the preceding subsection (c) of this Section 3 shall be provided with respect to each stockholder submitting the Special Meeting Request (or the beneficial owner who is directing the stockholder of record to submit such Special Meeting Request) at the time such Special Meeting Request is delivered to the Secretary of the Corporation pursuant to subsection (a) of this Section 3, and (z) the Corporation may require any such stockholder delivering a Special Meeting Request without engaging in a Public Solicitation to furnish such other information as may be requested by the Corporation to determine the validity of any Special Meeting Request, or whether such Special Meeting Request relates to a matter that may be acted on at a Stockholder Requested Special Meeting.

(e)          A stockholder may revoke his, her or its Special Meeting Request or request for a Requisite Percent Solicitation Record Date at any time by written revocation delivered to the Secretary.

(f)          The Secretary shall not be required to call a Special Meeting upon stockholder request (a “Stockholder Requested Special Meeting”) if (i) the action that is the subject of the Special Meeting Request(s) relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held not later than ninety (90) days after the Secretary’s receipt of the Special Meeting Request(s) and the purpose(s) of such meeting include the purpose(s) specified in the Special Meeting Request(s) or (iii) an annual or special meeting of stockholders was held not less than ninety (90) days prior to the Secretary’s receipt of the Special Meeting Request(s) and the purpose(s) of such meeting included the purpose(s) specified in the Special Meeting Request(s) with such determination, in the case of each of clause (ii) and (iii), being made in good faith by the Board of Directors.  The Board of Directors shall have the exclusive power to interpret the provisions of this Section 3 and make all determinations deemed necessary or advisable for the administration thereof, in each case to the fullest extent permitted by law.

(g)          A Stockholder Requested Special Meeting shall be held at such date, time and place, if any, within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than ninety (90) days after the Secretary’s receipt of the properly submitted Special Meeting Request(s).

(h)          Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting; provided, further, that such purpose(s) of, and business to be transacted at, such Stockholder Requested Special Meeting may include the removal and replacement of directors (with or without cause), the filling of any newly created directorship resulting from an increase in the number of directors or any other vacancy on the Board of Directors or any other business that could also properly be brought for stockholder action before any Annual Meeting in each case of this second proviso, to the extent permitted by the Certificate of Incorporation and applicable law.

SECTION 4.     Quorum.  Except as otherwise provided by applicable law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Chairman of such meeting or a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting or in any other manner permitted by the General Corporation Law of the State of Delaware, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

SECTION 5.     Voting.  Unless a different or minimum vote is required by applicable law, the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, any question brought before any meeting of stockholders (other than the election of directors) shall be decided by the affirmative vote of the holders of a majority in voting power of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter.  Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.  No vote at any meeting of stockholders need be by written ballot unless the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting, in his discretion, specifically directs the use of a written ballot.

SECTION 6.     List of Stockholders Entitled to Vote.  The Corporation shall prepare, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation.

SECTION 7.     Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 8.     Voting Procedures and Inspectors of Election.

(a)          The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b)          The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)          The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.

SECTION 9.     Action by Consent.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders or may be effected by a consent or consents by the stockholders as provided by, and subject to the limitations in, the Certificate of Incorporation.  In the event of the delivery, in the manner provided in the Certificate of Incorporation and applicable law, to the Corporation of a consent or consents to take corporate action without a meeting and/or any related revocation or revocations, the Corporation may, and, if required by the Certificate of Incorporation, shall, designate an inspector or inspectors to discharge such duties as are contemplated or required by the Certificate of Incorporation.

ARTICLE III

DIRECTORS

SECTION 1.     Number and Election of Directors.  Subject to the rights, if any, of holders of preferred stock issued by the Corporation to elect directors of the Corporation, the Board of Directors shall consist of one or more directors, the number of which shall be determined by resolution duly adopted by the Board of Directors from time to time or by resolution duly adopted by the stockholders, except that in no case will a decrease in the number of directors shorten the term of any incumbent director.  Except as provided in Section 3 of this Article III and subject to Section 12 of this Article III, directors shall be elected by a majority of the votes cast at Annual Meetings of Stockholders and each director so elected shall hold office until his successor is duly elected and qualified, or until his earlier death, disqualification, resignation or removal; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the stockholders for which (a) the Secretary receives a notice that a stockholder has nominated one or more persons for election to the Board of Directors pursuant to these By-laws and (b) each such nomination has not been withdrawn by such stockholder or such nominee on or prior to the date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting of stockholders with the Securities and Exchange Commission, as a result of which the total number of nominees for director exceeds the number of directors to be elected at such meeting of stockholders.  Directors need not be stockholders.

SECTION 2.     Nominations of Directors at an Annual Meeting.

(a)          Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at an Annual Meeting, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors of the Corporation may be made at any Annual Meeting only (i) pursuant to the notice of Annual Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise by or at the direction of the Board of Directors (or any duly authorized committee thereof), (iii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2, (B) who is entitled to vote at the Annual Meeting, and (C) who complies with the notice procedures set forth in this Section 2 or (iv) pursuant to Section 15 of this Article III.  For the avoidance of doubt, the foregoing clauses (iii) and (iv) shall be the exclusive means for a stockholder to make nominations at an Annual Meeting.

(b)          In addition to any other applicable requirements, for a nomination to be properly made by a stockholder pursuant to this Section 2 or Section 15 of this Article III, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c)          To be timely pursuant to this Section 2, a stockholder’s notice to the Secretary must be delivered or mailed to and received at the principal executive offices of the Corporation, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or public disclosure of the date of the meeting was first made, whichever first occurs.  In no event shall the public announcement of an adjournment or postponement of an Annual Meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  A stockholder’s notice given in accordance with this Section 2 must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2. For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the Annual Meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the Annual Meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such Annual Meeting. Notwithstanding anything to the contrary in this Section 2, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(d)          To be in proper written form, a stockholder’s notice to the Secretary pursuant to this Section 2 must set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) a fully completed and signed questionnaire in the same form required of the Corporation’s director nominees (which shall be provided to the Corporation at the same time as a stockholder’s notice pursuant to this Section 2 and which form will be provided by the Corporation within five (5) business days following a request therefor), (B) a written representation and agreement, which shall be signed by the person proposed to be nominated, that would be required to be set forth in a stockholder’s Nomination Notice pursuant to subsection (d)(vii) of Article III, Section 15, (C) a written statement, not to exceed 500 words, in support of such person, and (D) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the Securities and Exchange Commission under Section 14 of the Exchange Act, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (A) the name and record address of the stockholder proposing such nomination and the name and address of such beneficial owner, (B) the class and series, if applicable, and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and (C) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the Annual Meeting to present such nomination, (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner, and any related person, (A) the class and series, if applicable, and number of shares of stock of the Corporation which are beneficially owned by such stockholder or beneficial owner and by any related person as of the date of the notice, (B) a description of (1) any plans or proposals which such stockholder, beneficial owner, if any, or related person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (2) any agreement, arrangement or understanding with respect to the nomination between or among such stockholder, beneficial owner, if any, or related person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (1) or (2), regardless of whether the requirement to file a Schedule 13D is applicable), (C) the information that would be required to be set forth in a stockholder’s Nomination Notice (as defined in Article III, Section 15) pursuant to subsection (d)(v)(2) of Article III, Section 15, (D) a representation as to whether the stockholder, beneficial owner, if any, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will engage in such solicitation in accordance with Rule 14a-19 under the Exchange Act, (E) a representation that promptly after soliciting the holders of the Corporation’s stock required under the immediately preceding clause (D), and in any event no later than the tenth (10th) day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of the Corporation’s stock in accordance with Rule 14a-19 under the Exchange Act, (F) a representation that the stockholder (or a qualified representative) intends to appear at the Annual Meeting to nominate the persons named in the stockholder’s notice, (G) any other information relating to such stockholder, beneficial owner or related person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the Securities and Exchange Commission under Section 14 of the Exchange Act and (H) a representation that the stockholder will provide the Corporation a written update within five (5) business days after the record date for such meeting that sets forth all of the information required by this Section 2 as of the record date for the Annual Meeting.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in a proxy statement, form of proxy and ballot for the applicable meeting and to serve as a director if elected.  Notwithstanding the foregoing, if a stockholder giving notice no longer intends to solicit proxies in accordance with its representation in Section 2(d)(iii)(D) of this Article III, such stockholder shall inform the Corporation of this change by delivering or mailing a written notice to the Secretary at the principal executive offices of the Corporation not less than two (2) business days after the occurrence of such change and upon receiving such notice, such nomination shall be disregarded, notwithstanding that proxies and votes in respect of any such nomination may have been received by the Corporation.

(e)          No person shall be eligible for election as a director of the Corporation at an Annual Meeting unless nominated in accordance with the procedures set forth in this Section 2 or Section 15.  If the Chairman of the Annual Meeting determines that a nomination was not made in accordance with this Section 2 or Section 15 (including whether a stockholder or beneficial owner provided all information and complied with all representations required under these By-laws and/or complied with the requirements of Rule 14a-19 under the Exchange Act), then except as otherwise required by applicable law, and subject to the supervision, direction and control of the Board of Directors, the Chairman shall declare to the meeting that the nomination was defective and the defective nomination shall be disregarded and no vote shall be taken with respect to such nomination, notwithstanding that proxies and votes with respect to such nomination may have been received by the Corporation.  In furtherance and not by way of limitation of the foregoing provisions of this Section 2, (i) if the stockholder does not provide the information required under this Section 2 to the Corporation within the time frames specified herein or (ii) if the stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present such nomination, such nomination shall be disregarded, notwithstanding that proxies and votes in respect of any such nomination may have been received by the Corporation.

(f)          Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

(g)          Unless otherwise prescribed by applicable law, the Certificate of Incorporation or Section 3 of Article II, nothing in this Section 2 shall prohibit the removal or replacement of directors (with or without cause) or the filling of any newly created directorship resulting from an increase in the number of directors or any other vacancy on the Board of Directors at a Stockholder Requested Special Meeting or pursuant to an action by consent or consents of the stockholders.

SECTION 3.     Vacancies.  Any newly created directorship resulting from an increase in the number of directors or any other vacancy on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director, or by resolution duly adopted by the stockholders.  Any director elected to fill a newly created directorship resulting from an increase in the number of directors or any other vacancy shall hold office for the term specified in the Certificate of Incorporation.

SECTION 4.     Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

SECTION 5.     Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without notice at such time and at such place, if any, as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, the Chief Executive Officer, the President, or any three directors.  Notice thereof stating the place, if any, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting, by telephone, email or other electronic transmission on twenty-four hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

SECTION 6.     Quorum.  Except as may be otherwise specifically provided by law, at all meetings of the Board of Directors or of any committee thereof, a majority of the members of the entire Board of Directors or of the said committee shall constitute a quorum for the transaction of business; and the act of a majority of the directors or members of the committee present at any meeting at which there is a quorum shall be the act of the Board of Directors or of the said committee, as the case may be.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors or members of the committee if any action taken is approved by at least a majority of the required quorum for that meeting.  If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, the directors or members of the committee present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 7.     Actions of Board.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission.  After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 8.     Meetings by Means of Conference Telephone.  Members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

SECTION 9.     Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.  Meetings of any committee may be called by the Chairman of such committee, if there be one, or by any two members thereof other than such Chairman.  Notice thereof stating the place, if any, date and hour of the meeting shall be given to each member by mail not less than forty-eight hours before the date of the meeting; by telephone, email or other electronic transmission on twenty-four hours’ notice; or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.  Each committee shall keep regular minutes and report to the Board of Directors when required.

SECTION 10.   Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated annual fee as a director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 11.   Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 12.   Resignation of Directors.  Any director may resign at any time for any reason.  In such instance, the resignation shall be effective upon giving written notice (including by means of electronic transmission) to the Secretary, unless the notice specifies a later time for such resignation to become effective, and no action shall be required by the Board of Directors for the resignation to become effective.  If the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such effective time to take office when such resignation becomes effective.

SECTION 13.   Chairman of the Board of Directors.  The Board of Directors shall annually elect one of its Independent Directors (as defined in the Corporation’s Corporate Governance Policies adopted from time to time) to be Chairman of the Board of Directors.  The Chairman shall preside at all meetings of the stockholders and of the Board of Directors.  The Chairman of the Board of Directors shall also perform such other duties and exercise such other powers as from time to time may be assigned to him by these By-laws or by the Board of Directors.  During the absence or disability of the Chairman of the Board of Directors for any reason, the Vice Chairman of the Board of Directors shall exercise the powers and discharge the duties of the Chairman.  If there is no Vice Chairman, or, if the Vice Chairman is absent or unable to perform such duties, such other Independent Director as the Board of Directors may designate shall exercise the powers and discharge the duties of the Chairman.

SECTION 14.   Vice Chairman of the Board of Directors.  The Board of Directors may annually elect one of its Independent Directors to be Vice Chairman of the Board of Directors.  The Vice Chairman of the Board of Directors shall perform the duties specified in Section 13 above in the absence or disability of the Chairman of the Board of Directors and shall perform such duties and may exercise such powers as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board of Directors.

SECTION 15.   Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a)          Subject to the provisions of this Section 15, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any Annual Meeting of Stockholders: (i) the name of any person nominated for election (the “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that, as determined by the Board of Directors or its designee acting in good faith, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 15 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (ii) disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 15(e)(ii)), if such statement does not exceed 500 words; and (iv) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 15.

(b)          (i) The Corporation shall not be required to include in the proxy statement for an Annual Meeting of Stockholders more Stockholder Nominees than that number of directors constituting 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 15 (rounded down to the nearest whole number, but not less than two) (the “Maximum Number”).  The Maximum Number for a particular Annual Meeting shall be reduced by: (1) Stockholder Nominees whose nominations are subsequently withdrawn; (2) Stockholder Nominees who the Board of Directors itself decides to nominate for election at such Annual Meeting; (3) the number of incumbent directors or director candidates that in either case will be included in the Corporation’s proxy statement for an Annual Meeting of Stockholders as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders; and (4) the number of incumbent directors who had been Stockholder Nominees, or nominees of a stockholder pursuant to the advance notice requirements set forth in Section 2 of this Article III, at any of the preceding three Annual Meetings of Stockholders and whose reelection at the upcoming Annual Meeting is being recommended by the Board of Directors.  In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 15(d) but before the date of the Annual Meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) If the number of Stockholder Nominees pursuant to this Section 15 for any Annual Meeting of Stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee.  If, after the deadline for submitting a Nomination Notice as set forth in Section 15(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the Annual Meeting.

(c)          (i) An “Eligible Stockholder” is a person who has either (1) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in this Section 15(c) continuously for the three-year period specified in subsection (c)(ii) of this Section 15 below or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 15(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines acceptable.

(ii) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 15 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, stock dividends or similar events) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the Annual Meeting.  The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Board of Directors or its designee that demonstrates compliance with the following criteria: (1) funds under common management and investment control; (2) funds under common management and funded primarily by the same employer; or (3) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended).  For the avoidance of doubt, in the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for a given Eligible Stockholder that are set forth in this Section 15, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate.  Should any stockholder withdraw from a group of Eligible Stockholders at any time prior to the Annual Meeting of Stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(iii) The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(iv) For purposes of this Section 15, an Eligible Stockholder “owns” only those outstanding shares of the Corporation’s common stock as to which such Eligible Stockholder possesses both: (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates, but not including any hedging with respect to currency risk, interest-rate risk or, using a broad index-based hedge, equity risk.  An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder.  An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on five (5) business days’ notice and provides a representation that it (1) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (2) will continue to hold such shares through the date of the Annual Meeting.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or its designee acting in good faith.  For purposes of this Section 15(d)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(v) No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(d)          To nominate a Stockholder Nominee pursuant to this Section 15, the Nominating Stockholder must submit to the Secretary of the Corporation all of the following information and documents (collectively, the “Nomination Notice”), not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s Annual Meeting; provided, however, that if (and only if) the Annual Meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the preceding year’s Annual Meeting of Stockholders and ends thirty (30) days after the first anniversary date of the preceding year’s Annual Meeting of Stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred eighty (180) days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an Annual Meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the Annual Meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

(ii) immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares prior to the date of the Annual Meeting;

(iii) a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;

(iv) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a nominee for the applicable meeting and to serving as a director if elected;

(v) a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member): (1) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2 of this Article III (other than the representations set forth in Section 2(d)(iii)(D) and (E) of this Article III); (2) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Nominating Stockholder with respect to the Corporation’s securities; (3) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (4) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (5) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (6) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2) (iv)) with respect to the Annual Meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors; (7) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the Annual Meeting (8) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded (the “Stock Exchange Rules”); (9) a representation and warranty that the Stockholder Nominee: (A) qualifies as independent under the Stock Exchange Rules; (B) meets the audit committee and compensation committee independence requirements under the Stock Exchange Rules; (C) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (D) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (E) meets the director qualifications set forth in Section 1 of this Article III; and (F) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; (10) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 15(c); (11) a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 15(c) through the date of the Annual Meeting; (12) a representation as to the Nominating Stockholder’s intentions with respect to continuing to hold the Minimum Number of shares for at least one year following the Annual Meeting; (13) details of any position of the Stockholder Nominee as an officer or director of any competitor of the Corporation, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended (the “Clayton Act”), within the three years preceding the submission of the Nomination Notice; (14) if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and (15) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; and

(vi) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees: (1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (2) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (4) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under this Section 15; (5) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (6) in the event that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 15(c), to promptly notify the Corporation;

(vii) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Stockholder Nominee: (1) to provide to the Corporation such other information as it may reasonably request in order to determine whether a Stockholder Nominee is qualified to serve as an independent director of the Corporation; (2) that the Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Policies and Code of Business Conduct and any other Corporation policies and guidelines applicable to directors; and (3) that the Stockholder Nominee is not and will not become a party to (A) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity (a “Compensation Arrangement”) in connection with such person’s nomination or candidacy for director of the Corporation that has not been disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, (B) any Compensation Arrangement in connection with service or action as a director of the Corporation, (C) any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice or (D) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law; and

(viii) a fully completed and signed questionnaire in the same form required of the Corporation’s director nominees (which form will be provided within five (5) business days following a request therefor).

The information and documents required by this Section 15(d) shall be (i) provided with respect to and executed by each group member of the Nominating Stockholder; and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity.  The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 15(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e)          (i) Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy statement any Stockholder Nominee, and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support), and in such case no vote on such Stockholder Nominee will occur (notwithstanding that proxies and votes in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if: (1) the Corporation receives a notice that a stockholder intends to nominate a candidate for director at the Annual Meeting pursuant to the advance notice requirements set forth in Section 2 of this Article III without such stockholder’s notice expressly electing to have such director candidate(s) included in the Corporation’s proxy statement pursuant to this Section 15; (2) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the Annual Meeting to present the nomination submitted pursuant to this Section 15 or the Nominating Stockholder withdraws its nomination; (3) the Board of Directors, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these By-laws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including the Stock Exchange Rules; (4) the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 15 at one of the Corporation’s two preceding Annual Meetings of Stockholders and either withdrew from or became ineligible or unavailable for election at such Annual Meeting or received a vote of less than 25% of the shares of common stock entitled to vote for such Stockholder Nominee; (5) the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Act; or (6) the Corporation is notified, or the Board of Directors or its designee acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 15(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 15.

(ii) Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if the Board of Directors or its designee in good faith determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (3) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation or (4) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

ARTICLE IV

OFFICERS

SECTION 1.     General.  The officers of this Corporation shall be chosen by the Board of Directors and shall be the Chief Executive Officer, a President, a Chief Financial Officer and a Secretary, and may include any number of Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents with such rank as the Board of Directors may designate, any number of Assistant Secretaries, a Treasurer, and any number of Assistant Treasurers and such other officers as the Board of Directors shall from time to time deem necessary or desirable.  One of such Executive Vice Presidents, Senior Vice Presidents or Vice Presidents shall be designated Chief Financial Officer and shall have responsibility, subject to the direction of the Board of Directors, the Chief Executive Officer and the President, for the management of the Corporation’s financial affairs.  Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Certificate of Incorporation or these By-laws.  The officers of the Corporation need not be stockholders of the Corporation nor, need such officers be directors of the Corporation.

SECTION 2.     Election.  The Board of Directors at its first meeting held after each Annual Meeting of Stockholders or at such other time as determined by the Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.  Any officer elected by the Board of Directors may be removed at any time by the Board of Directors.  Any vacancy occurring in an office of the Corporation shall be filled by the Board of Directors.

SECTION 3.     Remuneration.  The Board of Directors shall have the power to fix and determine the salaries and other remuneration, and the terms and conditions thereof, of all executive officers of the Corporation.

SECTION 4.     Section Intentionally Omitted.

SECTION 5.     Section Intentionally Omitted.

SECTION 6.     Chief Executive Officer.  The Chief Executive Officer shall have general and active management of the business and affairs of the Corporation, shall have plenary power to issue orders and instructions to all officers and employees of the Corporation, and shall see that all orders and resolutions of the Board of Directors and the Executive Committee, if any, are carried into effect.  Except where by law the signature of the Chairman of the Board or the President is required, the Chief Executive Officer shall possess the power to enter into and sign all contracts, certificates and other instruments of the Corporation, and shall have the power to delegate any portion of his authority under these By-laws to any other officer of the Corporation.  The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-laws or by the Board of Directors.

SECTION 7.     President.  The President shall perform such duties and have such powers as these By-laws, the Board of Directors or the Chief Executive Officer may from time to time prescribe.

SECTION 8.     Executive Vice Presidents, Senior Vice Presidents and Vice Presidents.  Each Executive Vice President, Senior Vice President or Vice President shall perform such duties and have such powers as these By-laws, the Board of Directors or the Chief Executive Officer from time to time may prescribe.

SECTION 9.     Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees of the Board of Directors when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board of Directors or the Chief Executive Officer.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be any, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 10.   Treasurer.  Subject to the direction of the Chief Financial Officer, the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 11.   Assistant Secretaries.  Except as may be otherwise provided in these By-laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice President, if there be any, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 12.   Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice President, if there be any, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 13.   Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

SECTION 14.   Officers of Divisions.  The officers of divisions of the Corporation shall perform such duties and may exercise such powers as the Chief Executive Officer may from time to time prescribe.

ARTICLE V

STOCK

SECTION 1.     Uncertificated Shares.  Effective April 25, 2003, the shares of Common Stock of the Corporation shall be uncertificated other than any shares represented by a certificate until such certificate is surrendered to the Corporation (at which time such shares shall be uncertificated shares).  Every holder of stock of any class or series in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by two authorized officers of the Corporation (it being understood that each of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, if any, the Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such holder in the Corporation.

SECTION 2.     Signatures.  Any or all signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 3.     Lost, Stolen or Destroyed Certificates.  The Corporation may direct a new certificate or an uncertificated share to be issued in accordance with Section 1 of this Article V in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or uncertificated share, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4.     Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws.  Transfers of stock shall be made on the books of the Corporation (i) in the case of uncertificated shares, only by the person named in the stock register of the Corporation, by an attorney lawfully constituted in writing by such person or by any other representative of such person acceptable to the Corporation, and (ii) in the case of shares registered in certificate form, only by the person named in the certificate, by an attorney lawfully constituted in writing by such person or by any other representative of such person acceptable to the Corporation and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued in accordance with Section 1 of this Article V.

SECTION 5.     Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6.     Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

SECTION 1.     Notices.  Whenever notice is required by applicable law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid.  Notice may also be given personally or by electronic transmission to directors.  Notice may also be given to stockholders by electronic transmission in accordance with Section 232 of the DGCL.  Notice given by any such means shall be deemed to have been given at the time delivered, sent or transmitted.

SECTION 2.     Waivers of Notice.  Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1.     Dividends.  Dividends upon the capital stock of the Corporation, subject to applicable law and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors, and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

SECTION 2.     Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 3.     Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 4.     Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 5.     Stock Held by Corporation.  Powers of attorney, proxies, waivers of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, or such other officer or officers as the Board of Directors or the Chairman of the Board may designate, and the Chairman of the Board or any such officer shall have full power and authority on behalf of the Corporation, in person or by proxy, to attend, and to act and vote at, any meeting of stockholders of any corporation or other entity in which the Corporation may hold securities, and at any such meeting shall possess, and may exercise, any and all of the rights and powers incident to the ownership of such securities.

SECTION 6.     Forum for Adjudication of Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action or proceeding asserting a claim arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws (as each may be amended from time to time), (iv) any action or proceeding as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery, or (v) any action or proceeding asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this By-law.

ARTICLE VIII

INDEMNIFICATION

SECTION 1.     Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2.     Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or any officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3.     Exclusions. Notwithstanding Sections 1 and 2 of this Article VIII, except as otherwise provided in Section 6, the Corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) commenced by such director or officer only if the commencement of such proceeding (or part thereof) by the director or officer was authorized in the specific case by the Board of Directors.

SECTION 4.     Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.  Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,  (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.  To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

SECTION 5.     Good Faith Defined.  For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information, opinions, reports or statements supplied to him by the officers or employees of the Corporation or another enterprise in the course of their duties, or by a committee of the Board of Directors of the Corporation, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports or statements made to the Corporation or another enterprise by an independent certified public accountant, by an appraiser or by another person selected with reasonable care by or on behalf of the Corporation or another enterprise as to matters such person reasonably believes are within such certified public accountant’s, appraiser’s, or other person’s professional or expert competence.  The term “another enterprise” as used in this Section 5 shall mean any other corporation or any partnership, joint venture, trust, nonprofit entity or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent and shall also include employee benefit plans.  The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

SECTION 6.     Claims for Indemnification.  If a claim for indemnification under this Article VIII (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the director or officer, or if a claim for any advancement of expenses under this Article VIII is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, such director or officer shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim.  If successful in whole or in part, such director or officer shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action, the Corporation shall have the burden of proving that such director or officer is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 7.     Expenses Payable in Advance.  Expenses (including attorneys’ fees) incurred by a director or officer in defending a threatened or pending action, suit or proceeding shall to the fullest extent permitted by applicable law be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII or otherwise.

SECTION 8.     Non-exclusivity and Survival of Indemnification.  The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law.  The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.  The indemnification and advancement of expenses provided by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 9.     Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

SECTION 10.   Meaning of “Corporation” for Purposes of Article VIII.  For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.